UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 Main Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.	Entry into a Material Definitive Agreement

As of March 26, 2009, Pegasystems Inc. (the “Company”) and Craig Conway entered into a Director Indemnification Agreement (the “Director Indemnification Agreement”), pursuant to which the Company has agreed to indemnify Mr. Conway against certain liabilities that may arise by reason of his status or service as a director of the Company, and to advance him the expenses incurred as a result of a proceeding as to which he may be indemnified. The Director Indemnification Agreement is intended to provide rights of indemnification to the fullest extent permitted under the Massachusetts Business Corporation Act and is in addition to any other rights such director may have under the Company’s Articles of Organization, its By-laws and applicable law. The Director Indemnification Agreement also requires the Company to maintain directors’ and officers’ liability insurance with respect to such director for so long as he continues to serve as a director of the Company and for six years thereafter.

The foregoing summary description of the Director Indemnification Agreement is qualified in its entirety by reference to Exhibit 99.1 filed with this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 26, 2009, the Company’s Board of Directors (the “Board”) appointed Craig Conway as a member of the Board. Mr. Conway’s term will expire at the next annual meeting of the Company’s stockholders, to be held on June 5, 2009, at which time he will be nominated for election.

Craig Conway has enjoyed one of the most distinguished and successful careers in the technology industry. He has been recognized as one of the Top 25 Managers by BusinessWeek magazine, Ten Most Influential People In High Technology by Computer Business Review, and Fifty Most Powerful People in Networking by NetworkWorld magazine.

As a CEO, Mr. Conway has led several technology companies to success including most recently PeopleSoft. Mr. Conway joined PeopleSoft in 1999 and began one of the most dramatic turnarounds in the technology industry. In 2002, Fortune magazine named PeopleSoft the Second Most Admired Company, and Forbes magazine named PeopleSoft one of Five Overachieving Companies. Mr. Conway has also served as President and CEO of TGV Software and One Touch Systems. Previously, he held executive management positions at a variety of leading technology companies including Executive Vice President at Oracle Corporation. Mr. Conway is a graduate of the State University of New York at Brockport where he received degrees in mathematics and computer science.

Mr. Conway will receive an initial award of restricted stock units in consideration of his appointment to the Board, valued at $75,000 based on the fair market value of the Company’s Common Stock on the grant date of March 26, 2009, which will vest in three equal annual installments. Mr. Conway will receive an annual cash retainer of $55,000 and an annual grant of unrestricted Common Stock valued at $70,000, both payable at each annual meeting of stockholders. Mr. Conway will receive a prorated portion of these amounts for the period of time between March 26, 2009 and June 5, 2009. If Mr. Conway is appointed to serve on a Board committee, he will receive the additional cash retainer applicable to members of such committee.

A copy of the press release announcing the appointment of Mr. Conway as a Director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2009, the Company’s Board adopted several amendments to its Amended and Restated Bylaws (the “Bylaws”), each effective immediately upon such adoption. These amendments, none of which required shareholder approval, included amendments to the Bylaws Article 1, Section 4, which relates to a shareholder’s notice of business and Article II, Section 2, which relates to a Director’s nomination and eligibility to serve. In particular, these sections were amended to provide that:

(i) a shareholder request for a matter to be considered at a shareholder meeting must be furnished to the Company not less than 90 days nor more than 120 days (rather than 150 days) prior to the date such meeting was held in the prior year, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such notice by the shareholder to be timely must be so delivered not earlier than the 120 th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to shareholders shall not commence a new time period for giving the shareholder’s notice;

(ii) a shareholder’s notice to the Secretary shall also include a representation that the shareholder will notify the Company in writing of the class and number of such shares owned beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(iii) a shareholder’s notice to the Secretary shall also include a description of any agreement, arrangement or understanding with respect to such business or nomination between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(iv) a shareholder’s notice to the Secretary shall also include a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the shareholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(v) a shareholder’s notice to the Secretary shall also include a representation that the shareholder is a holder of record or beneficial owner of shares of the Company entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business;

(vi) a shareholder’s notice to the Secretary shall also include a representation whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding shares required to approve the proposal or nomination and/or otherwise to solicit proxies from stockholders in support of the proposal or nomination; and

(vii) a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the rules and regulations thereunder, provided, however, that any references in the Company’s Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to, and shall not, limit the requirements contained in Article I, Section 4 and Article II, Section 2 of the Bylaws. The requirements of Article I, Section 4 and Article II, Section 2 of the Bylaws shall apply to any business or nomination of a person for election or reelection as a Director to be brought before a meeting by a shareholder whether such business or nomination is to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to shareholders by means of an independently financed proxy solicitation.

The Company’s Amended and Restated Bylaws, reflecting the above described amendments approved by the Board of Directors on March 26, 2009, are attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.	Exhibits

99.1	Director Indemnification Agreement dated as of March 26, 2009 by and between Pegasystems Inc. and Craig Conway

99.2	Press Release issued by Pegasystems Inc. on March 31, 2009

99.3	Amended and Restated Bylaws of Pegasystems Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: April 1, 2009	By:	/s/ Shawn Hoyt
Shawn Hoyt
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX 99.1	Director Indemnification Agreement dated as of March 26, 2009 by and between Pegasystems Inc. and Craig Conway

EX 99.2	Press Release issued by Pegasystems Inc. on March 31, 2009

EX 99.3	Amended and Restated Bylaws of Pegasystems Inc.